Exhibit 10.2

ARBEIDSOVEREENKOMST	EMPLOYMENT CONTRACT
Tussen:

Otis Elevator Worldwide SRL, met maatschappelijke zetel te Stationsstraat 34 1702 Dilbeek, ingeschreven in de Kruispuntbank der Ondernemingen onder het nummer 0652.780.207;

Vertegenwoordigd door Laurie Havanec in haar hoedanigheid van EVP Chief People Officer van Otis Worldwide Corporation;

Hierna de « Werkgever » genoemd;

En:

De heer Bernardo Calleja Fernández, gedomicilieerd te ****.

Hierna « de Werknemer » genoem

Hierna gezamelijk « de Partijen » genoemd.

Between:

Otis Elevator Worldwide SRL, whose registered office is at Stationsstraat 34 1702 Dilbeek and with company number 0652.780.207

Here represented by Laurie Havanec in her capacity as EVP Chief People Officer of Otis Worldwide Corporation;

Hereinafter referred to as “the Employer” or “the Company”

 And:

Mr. Bernardo Calleja Fernández, residing at ****.

Hereinafter referred to as “the Employee”.

Hereinafter collectively referred to as “the Parties”.

PREAMBULE :	WHEREAS:
Zardoya Otis S.A is een Spaanse entiteit van de Otis Groep (Otis Worldwide Corporation en zijn filialen).

Op 6 september 1989 werd de Werknemer aangeworven door Zardoya Otis S.A.

Op 28 februari 2012 werd de Werknemer benoemd tot lid van de raad van bestuur van Zardoya Otis S.A. en, vervolgens, tot Algemeen Directeur van Zardoya Otis S.A.

Op 20 maart 2019 werd de Werknemer benoemd tot Voorzitter van de raad van bestuur van Zardoya Otis S.A.

Sinds 26 januari 2021 oefent de Werknemer niet langer de functie van Algemeen Directeur van Zardoya Otis S.A. uit. Hij bleef echter wel zijn functie van uitvoerend Voorzitter van de raad van bestuur van Zardoya Otis S.A. uitoefenen. Deze laatste functie was het voorwerp van een Spaans overeenkomst (hierna het "Spaanse Dienstverleningsovereenkomst").

Zardoya Otis S.A is a Spanish entity of the Otis Group (i.e., Otis Worldwide Corporation and its subsidiaries and affiliates).

Since 6 September 1989, the Employee has been employed by Zardoya Otis S.A.

On 28 February 2012, the Employee was appointed as a member to the board of directors of Zardoya Otis S.A. and, subsequently, as Managing Director of Zardoya Otis S.A.

On 20 March 2019, the Employee was appointed as Chairman of the board of Zardoya Otis S.A.

Effective January 26, 2021, the Employee ceased to be the Managing Director of Zardoya Otis S.A. but continued his position as Chairman of the Board of Zardoya Otis SA., which executive director relationship was memorialized in a Spanish agreement (the “Spanish Services Contract”).

Op 3 november 2020 werd de Werknemer benoemd tot Voorzitter van Otis EMEA en lid van de Executive Leadership Group (hierna "ELG") van Otis Worldwide Corporation, met een E5-niveau. Zijn benoeming als Voorzitter van Otis SEMA wordt verdergezet.

Door middel van huidige arbeidsovereenkomst (hierna de "Overeenkomst") wensen de Partijen de details en voorwaarden van de nieuwe functie van de Werknemer als Voorzitter Otis EMEA vast te leggen.

As from 3 November 2020, the Employee was appointed as the President of Otis EMEA, and a member of Otis Worldwide Corporation’s Executive Leadership Group (“ELG”), with an E5 level. His appointment as President of Otis SEMA shall continue.

Hereby, the Parties wish to conclude an employment contract (the “Employment Contract”) in order to enumerate the details and conditions of the new function as President of Otis EMEA to be performed by the Employee.

WERD OVEREENGEKOMEN HETGEEN VOLGT:	IT HAS BEEN AGREED AS FOLLOWS:
ARTIKEL 1: Aanwerving en duur van de Overeenkomst

De Overeenkomst treedt in werking op 1 februari 2021. De benoeming van de Werknemer tot Voorzitter EMEA en lid van de ELG is effectief sinds 3 november 2020. De Overeenkomst wordt gesloten voor onbepaalde tijd. Het kan beëindigd worden door een van de Partijen overeenkomstig de bepalingen van deze Overeenkomst.

ARTICLE 1: Start and duration of the Employment Contract

This Employment Contract is effective as of February 1, 2021. The Employee’s appointment as President EMEA and ELG member was effective as of November 3, 2020. The duration of this employment is for an indefinite duration unless terminated earlier by either Party in accordance with this Employment Contract.

ARTIKEL 2 : Functie

De Werkgever werft de Werknemer aan in de hoedanigheid van Voorzitter van Otis EMEA. De Werknemer zal rapporteren aan Judy Marks, CEO van Otis Worldwide Corpora tion, of een opvolger van deze laatste.

De Partijen erkennen en aanvaarden dat het, gezien de aard van de activiteiten van de Werknemer, onmogelijk is een uitputtende lijst te geven van alle taken die onder de verantwoordelijkheid van de Werknemer vallen.

Bijgevolg maken alle taken die rechtstreeks of onrechtstreeks noodzakelijk of nuttig zijn voor de uitoefening van zijn functie deel uit van de activiteiten van de Werknemer.

De Werkgever erkent dat de Werknemer functies bekleedt (en in de toekomst kan bekleden) als voorzitter, directeur, of andere functies in andere entiteiten van de Otis Groep.

ARTICLE 2: Function

The Employer engages the Employee in the capacity of President of Otis EMEA. The Employee will report to Judy Marks, CEO of Otis Worldwide Corporation, or any of her successors.

Both Parties acknowledge and accept that, due to the nature of the Employee’s activities, it is impossible to give an exhaustive enumeration of all the tasks which are the Employee’s responsibility.

Consequently, all tasks which are directly or indirectly necessary, or useful for the execution of his function, are part of the activities of the Employee.

The Employer acknowledges that the Employee serves (and may serve in the future) as president, director, or other position in any other Otis Group entities.

ARTIKEL 3 : Werkplaats

De Werknemer oefent zijn functies uit vanuit Madrid, Spanje, Brussel of Dilbeek, België, of een andere door de Partijen overeengekomen plaats.

Rekening houdend met de internationale reikwijdte van de activiteiten van de Werkgever en de taken van de Werknemer, erkent de Werknemer dat zakenreizen frequent noodzakelijk zullen zijn.

ARTICLE 3: Place of employment

The Employee shall exercise his functions from Madrid, Spain, Brussels or Dilbeek, Belgium, or from any other places and countries as mutually agreed by the Parties.

In view of the international scope of the activities of the Employer and the functions of the Employee, the Employee acknowledges that frequent travel will be required.

ARTIKEL 4 : Sociale Zekerheid

Het toepasselijke socialezekerheidsstelsel zal worden vastgesteld overeenkomstig de Europese Verordening 883/2004, zoals die van tijd tot tijd wordt gewijzigd.

De toepasselijke sociale zekerheidsbijdragen zullen worden ingehouden op het brutoloon van de Werknemer.

ARTICLE 4: Social Security

The applicable social security scheme will be determined in accordance with the European Regulation 883/2004, as amended from time to time.

The applicable social security contributions will be deducted from the Employee’s gross remuneration.

ARTIKEL 5 : Temps de travail

De Werknemer wordt voltijds tewerkgesteld.

De Werknemer bekleedt een leidinggevende functie binnen de entiteiten van de Otis Groep, en meer in het bijzonder in de EMEA-regio.

De Werknemer erkent dat de goede uitvoering van zijn taken en verantwoordelijkheden kan vereisen dat hij extra prestaties levert boven de wekelijkse arbeidsduur die van toepassing is op de werknemers van de Onderneming die onderworpen zijn aan de afdelingen 2, 4 tot 7 van Hoofdstuk 3 van de Wet van 16 maart 1971. De Werknemer erkent en aanvaardt dat zijn maandelijkse bezoldiging, zoals omschreven in de Overeenkomst, een adequate vergoeding vormt voor deze aanvullende en/of bijkomende prestaties. Hij heeft derhalve geen recht op betaling noch op terugvordering ervan.

ARTICLE 5: Working time

The Employee is employed full-time.

The Employee has a leading position among the Otis Group entities and more particularly the EMEA region.

The Employee acknowledges that, in order to duly perform his duties, he may be required to work more hours than the weekly work time applicable to the Company’s employees that are subject to sections 2, 4 and 7 of chapter 3 of the law of 16 March 1971. The Employee acknowledges and accepts that his monthly salary, as defined in the Employment Contract constitutes an adequate compensation for these complementary and/or additional services. He will therefore be unable to claim additional payment or recovery for such services.

ARTIKEL 6 : Loon

Gedurende de arbeidsverhouding zullen het loon en de voordelen van de Werknemer worden beheerst door het loonprogramma voor de kaderleden van Otis. Dit omvat de hieronder vermelde elementen:

1.Basisloon

Het jaarlijkse loon van de Werknemer is vastgesteld op 332.500 EUR bruto met inbegrip van een eindejaarspremie en het vakantiegeld, overeenkomstig de Belgische wetgeving in die materie.

Naast de opslagen en wijzigingen die wettelijk verplicht zijn ten gevolge van een verandering van functie en/of promotie, kan het loon worden verhoogd overeenkomstig de prestaties van de Werknemer. De Werknemer erkent dat deze opslagen in geen geval een verworven recht voor de toekomst vormen en dat zij steeds op discretionaire wijze door de Werkgever bepaald worden. De totstandkoming van een gewoonte is derhalve uitdrukkelijk uitgesloten.

In geval van beëindiging van de Spaanse Dienstverleningsovereenkomst, zoals beschreven in de preambule van de Overeenkomst, zal het loon van de Werknemer worden verhoogd met een bedrag dat overeenkomt met het loon die aan de Werknemer is betaald uit hoofde van de Spaanse Dienstverleningsovereenkomst.

2.KorteTermijn Incentive Compensatie

De Werknemer komt in aanmerking voor een jaarlijkse bonus krachtens het Otis Worldwide Corporation Executive Annual Bonus Plan, en dit, voor een streefbedrag gelijk aan 80% van de som van zijn basisloon betaalbaar voor het betreffende jaar en zijn basisloon betaalbaar voor hetzelfde jaar krachtens de Spaanse Dienstverleningsovereenkomst.

De jaarlijkse bonus die krachtens dit artikel moet worden betaald, kan echter worden verminderd met een bonus die door een andere entiteit van de Otis Groep voor dezelfde prestatieperiode wordt betaald.

ARTICLE 6: Remuneration

During the employment, the Employee’s compensation and benefits will be governed by the Otis executive compensation programs and includes the below mentioned elements:

1.Base Salary

The remuneration of the Employee is fixed at €332.500 gross on an annual basis, including a year-end premium and holiday pay, according to the Belgian legislation in this respect.

Besides the increases and modification which are legally required as a consequence of a modification of the function and/or promotion, the remuneration can be increased in relation to the functioning of the Employee. The Employee acknowledges that this does not create any rights for the future which respect to such increases, about which the Employer decides at his discretion. The establishment of a custom is explicitly excluded.

In case of termination of the Spanish Services Contract described in the Whereas clause herein, the Employee’s remuneration will be increased by an amount equal to the base salary payable to the Employee under the Spanish Services Contract prior to such termination.

2.Short Term Incentive Compensation

The Employee will be eligible for an annual bonus under the Otis Worldwide Corporation Executive Annual Bonus Plan, with a target bonus amount equal to 80% of the sum of his base salary payable for the year hereunder and his base salary payable for the same year under the Spanish Services Contract.

 The annual bonus payable hereunder may be reduced by any incentive bonuses paid by any other Otis Group entities for that same performance period.

3.Lange Termijn Incentive Compensatie

De Werknemer zal in aanmerking komen voor de toekenning van aandelen zoals op discretionaire wijze bepaald door het Verloningscomité van Otis Worldwide Corporation krachtens het Otis Worldwide Corporation 2020 Lang Termijn Incentive Plan. Voor zover nodig wordt gespecificeerd dat dit Plan een wereldwijd plan is. De rechten en verplichtingen vervat in het Plan en de aan de Werknemer toegekende aandelen of opties maken geen deel uit van de Overeenkomst. De Werkgever is op geen enkele wijze schuldenaar van de verplichtingen die voorzien zouden zijn in dit Plan (behalve voor verplichte inhoudingen).

4.Pensioenen, ziekte- en levensverzekeringen

De Werknemer komt in aanmerking voor de bij de Werkgever geldende pensioenplannen, ziekte- en levensverzekering, onder de uitdrukkelijke voorwaarde dat hij zou voldoen aan de door het pensioenplan, het ziekteverzekeringsplan en het levensverzekeringsplan gestelde voorwaarden om hier in aanmerking voor te komen.

5.Bedrijfswagen

De Werknemer heeft recht op een bedrijfswagen en een tankkaart, in overeenstemming met de Policy van Otis Groep voor ELG-leden.

6.Reiskosten

In geval van zakenreizen zullen de redelijke kosten die door de werknemer gemaakt werden, worden vergoed in overeenstemming met de Policy van de Otis Groep terzake.

7.Verhuisvergoedingen

Indien de Werknemer voor de uitoefening van zijn functie naar een andere plaats moet verhuizen, heeft hij recht op verhuisvergoedingen in overeenstemming met de Policy van de Otis Groep ter zake.

8.Uitzonderlijke éénmalige premie

De Werkgever zal aan de Werknemer een éénmalige uitzonderlijke premie van 39.571,43 EUR bruto storten.

3.Long-Term Incentive Compensation

The Employee will be eligible to receive grants of equity awards, as determined annually in the sole discretion of Otis Worldwide Corporation’s Compensation Committee under the Otis Worldwide Corporation 2020 Long-Term Incentive Plan. This Plan is a global plan. Obligations and rights described in this Plan and the Employee’s award agreements are not part of this Employment Contract. The Employer is in no way liable for any obligations set under this Plan (except for certain withholding obligations).

4.Pension benefits, Health Insurance and Life and AD&D Insurance Policies

The Employee will benefit from pension benefit programs, health insurance plans and life and accidental insurances policies applicable within the Employer; provided that the Employee meets the eligibility conditions set by the pension plan, the health insurance plan and the life insurance plan.

5.Company car

The Employee will be entitled to a company car and fuel card allowances in accordance with the applicable Otis Group policy for ELG members.

6.Travel expenses

The Employee shall be reimbursed for the reasonable costs of his business travels in accordance with Otis Group travel policy.

7.Relocation allowance

In the event the Employee is required to relocate to perform his duties hereunder, the Employee will be entitled to receive relocation benefits in accordance with the Otis Group policy.

8.Exceptional one-off bonus

The Employer will pay the Employee an exceptional one-off bonus of €39,571.43 gross.

9.Administratie

Het loon van de Werknemer en alle andere loonelementen zullen maandelijks via de Belgische Payroll worden verwerkt. De maandelijkse bezoldiging zal, na aftrek van alle wettelijke en contractuele inhoudingen (waaronder de personenbelasting en de sociale zekerheidsbijdragen), op de bankrekening van de Werknemer worden gestort.

9.Pay Administration

The Employee’s salary and all other remuneration elements will be processed via the Belgium Payroll on a monthly basis. The monthly remuneration will, after deduction of all legal and contractual withholdings (including personal income tax and social security contributions), be paid into the Employee’s bank account.

ARTIKEL 7: Financieel Plan De Werknemer zal recht hebben op de voordelen inzake financiële planning die aan de leden van de ELG worden toegekend. [1]	ARTICLE 7: Financial Planning The Employee will be entitled to receive ELG member financial planning benefits.
ARTIKEL 8: Medisch onderzoek

De Werkgever vergoedt de Werknemer voor een volledig jaarlijks gezondheidsonderzoek, met inbegrip van labotests en eventuele gespecialiseerde diagnostische procedures, in overeenstemming met de Policy van Otis Group dat van toepassing is op ELG-leden.

ARTICLE 8: Health exam

The Employer will reimburse the Employee an annual health exam, including laboratory tests and any specialized diagnostic procedures in accordance with the Otis Group’s applicable policy for ELG members.

ARTIKEL 9: Jaarlijkse vakantie en feestdagen

1. De Werknemer heeft recht op jaarlijkse vakantie en vakantiegeld overeenkomstig de ter zake geldende wettelijke bepalingen.

De Werknemer heeft recht op de wettelijke feestdagen waarin de Belgische wetgeving voorziet.

2. De data van de jaarlijkse vakantie worden in onderling overleg met de Werkgever vastgesteld, rekening houdend met de wettelijke bepalingen en het bij de Werkgever geldende arbeidsreglement en met de operationele en/of organisatorische behoeften van de Werkgever.

ARTICLE 9: Annual vacation

1. The Employee is entitled to annual holidays and holiday bonuses in accordance with applicable legal provisions.

The Employee is entitled to public holidays provided for by Belgian legislation.

2. The dates of the annual holidays will be determined in agreement with the Employer, taking into account legal provisions and the Employer's work regulations, as well as the Employer’s operational and/or organizational requirements.

ARTIKEL 10: Confidentialiteit en teruggave 1. Onverminderd artikel 309 van het Wetboek van Strafrecht en de op het niveau van de Otis Groep	ARTICLE 10: Confidentiality and restitution 1. Without prejudice to article 309 of the Criminal Code and the policies applicable at the Otis Group level, the
1

geldende Policies, verbindt de Werknemer zich ertoe zowel tijdens zijn arbeidsverhouding met de Otis Groep als na beëindiging ervan, geen bedrijfsgeheim in de zin van artikel I.17/1, 1° van het Wetboek van Economisch Recht op ongeoorloofde wijze te zullen verkrijgen, te gebruiken of openbaar maken in de zin van artikel XI.332/4 van hetzelfde wetboek, waarvan hij tijdens de uitoefening van zijn professionele activiteiten bij de Otis Groep kennis zou kunnen krijgen, alsmede het geheim te bewaren van alle persoonlijke of vertrouwelijke zaken waarvan hij bij de uitoefening van zijn professionele activiteiten bij de Otis Groep kennis zou kunnen krijgen.

Deze geheimhoudingsplicht omvat, maar is niet beperkt tot, informatie over klanten, commerciële strategie, know-how en producten of processen van de Werkgever of van een andere entiteit van de Otis Groep.

2. Tenzij hij verplicht is vertrouwelijke informatie te bewaren voor de uitoefening van zijn functie in het kader van een overeenkomst met een andere entiteit van de Otis Groep, zal de Werknemer onmiddellijk alle originelen, kopieën en/of samenvattingen van documenten, rapporten, bestanden, computerprogramma's, digitale media, notities, lijsten, briefpapier, correspondentie, stalen en alle andere soortgelijke informatie en/of elke gelijkwaardige informatiedrager, die rechtstreeks of onrechtstreeks verband houden met de Otis Groep of haar activiteiten, onmiddellijk overhandigen, ongeacht of deze van de Otis Groep zijn ontvangen of door de Werknemer zelf zijn gecreëerd, alsmede elk ander voorwerp dat hij voor de uitvoering van zijn taken zou gekregen hebben van de Otis Groep.

Employee commits, during his employment as well as after its termination of employment with the Otis Group, not to obtain, use or disclose unlawfully, within the meaning of article XI.332/4 of the Economic Code, any trade secret within the meaning of Article I.17/1, 1°, of the same Code, of which he may have had knowledge in the exercise of his professional activity with the Otis Group, as well as not to make public any trade secret of a personal or confidential nature of which he might have had knowledge in the exercise of his professional activity with the Otis Group.

This obligation of confidentiality includes, but is not limited to client information, commercial strategy, know-how and the products or processes of the Employer or of any other entity of the Otis Group.

2. Unless required to keep this confidential information for the performance of his duties under a contract with another entity of the Otis Group, the Employee will immediately return all originals, copies and/or summaries of documents, reports, files, IT programs, digital carriers, notes, lists, letters, correspondence, samples and all other similar information and/or equivalent information carrier directly or indirectly related to the Otis Group or its business, that he would have received from the Otis Group or that he would have produced himself as well as every other item he would have received in performing his work.

ARTIKEL 11: Niet-concurrentie

1. Gezien het feit dat de Werkgever een internationale activiteit heeft en aanzienlijke economische, technische of financiële belangen heeft op internationale markten en dat de Werknemer in het kader van de uitoefening van zijn functie toegang zal hebben tot strategische informatie van technische, wetenschappelijke, economische en commerciële aard over de vervaardiging van producten voor personenvervoer, zoals liften, roltrappen en

ARTICLE 11: Non-competition clause

1. Given that the Employer has an international activity field, and important economic, technical or financial interests in the international markets, and that in the context of his function the Employee will have access to strategic information of a technical, scientific, economic or commercial nature, in the manufacture of people-moving products, such as elevators, escalators and moving walkways, the Employee commits to not performing similar activities on the European market (France, Spain, Russia, Italy, United Kingdom, Turkey,

transportbanden, verbindt de Werknemer zich ertoe tijdens de duur van de Overeenkomst, alsook gedurende een periode van 24 maanden na de beëindiging van de Overeenkomst, niet in Europa (Frankrijk, Spanje, Rusland, Italië, Verenigd Koninkrijk, Turkije, Tsjechië, Zwitserland, Portugal, Oostenrijk, Polen, Nederland, Duitsland, Oekraïne, België, Denemarken, Griekenland, Noorwegen, Finland, Hongarije, Zweden, Luxemburg, Ierland, Kroatië, Roemenië, Estland, Cyprus, Kazachstan, Bulgarije, Slovenië, Slowakije), alsmede in het Midden-Oosten (Verenigde Arabische Emiraten, Saudi-Arabië, Koeweit, Bahrein, Qatar) en Afrika (Zuid-Afrika, Egypte, Marokko, Kenia, Mozambique, Malawi) soortgelijke activiteiten te zullen uitoefenen, hetzij in het kader van een eigen onderneming, hetzij door in dienst te treden bij een concurrerende werkgever, waardoor hij de Werkgever die hij heeft verlaten, mogelijks schade kan berokkenen door de kennis van de praktijken die eigen zijn aan de Werkgever en die hij bij deze laatste heeft verworven, voor zichzelf of ten gunste van een concurrent te gebruiken.

Voor zover dat dit concurrentiebeding geacht wordt geldig te zijn en van kracht wordt op de datum van beëindiging van de Overeenkomst in toepassing van de artikelen 65/86 § 1 van de wet van 3 juli 1978 betreffende de arbeidsovereenkomsten en tenzij de Werkgever afstand doet van zijn rechten die voortvloeien uit de toepassing van het concurrentiebeding op het ogenblik van de kennisgeving van de opzegging, in voorkomend geval en binnen vijftien dagen na de daadwerkelijke beëindiging van de Overeenkomst, betaalt de Werkgever de Werknemer een forfaitaire vergoeding die overeenkomt met de helft van het brutoloon dat de Werknemer zou ontvangen gedurende de periode waarin de het beding daadwerkelijk van toepassing is.

2. Indien de Werknemer dit concurrentiebeding schendt, dient hij de in lid 1 bedoelde vergoeding aan de Werkgever terug te betalen en een equivalent bedrag als forfaitaire schadevergoeding aan de Werkgever te betalen

3. De in dit artikel vervatte concurrentieverplichtingen worden niet van kracht wanneer de Overeenkomst door de Werknemer om dringende reden wordt opgezegd.

Czech Republic, Switzerland, Portugal, Austria, Poland, Netherlands, Germany, Ukraine, Belgium, Denmark, Greece, Norway, Finland, Hungary, Sweden, Luxembourg, Ireland, Croatia, Romania, Estonia, Cyprus, Kazakhstan, Bulgaria, Slovenia, Slovak Republic), on the Middle East market (United Arab Emirates, Saudi Arabia, Kuwait, Bahrain, Qatar) and on the African market (South Africa, Egypt, Morocco, Kenya, Mozambique, Malawi) during the Employment Contract as well as for 24 months after termination of the Employment Contract, either by running his own business, or by working for a competing employer, thereby being able to harm the Employer by using, for himself or a competitor, the knowledge of practices specific to the Employer that he acquired there.

In as far as the present non-compete clause is deemed legally enforceable and has effect on the day of termination of the present Employment Contract in application of articles 65/86 § 1 of the Act of 3 July 1978 regarding employment contracts, and unless the Employer renounces to its rights arising from application of the non-compete clause at the moment of notice and, in that case, within 15 days after the effective termination of the Employment Contract, the Employer will pay the Employee a lump sum payment equal to half of the base salary the Employee would have received under this Employment Contract during the period of effective application of the clause.

2. If the Employee breaches the present non-compete clause, the Employee must reimburse the Employer the lump sum described in paragraph 1 of this Article and pay the Employer an additional sum in the same amount.

3. These non-compete obligations will not apply if the Employment Contract is voluntarily terminated by the Employee on serious grounds.

4. De in dit artikel vervatte niet-concurrentieverplichtingen (met inbegrip van deze in verband met de betalingen) zijn niet van toepassing indien de Overeenkomst met wederzijdse instemming van de Partijen wordt beëindigd.

5. Elke inbreuk op huidig artikel door de Werknemer tijdens de uitvoering van de Overeenkomst kan worden beschouwd als een dringende reden die een onmiddellijke beëindiging van de Overeenkomst, zonder opzeggingstermijn of -vergoeding rechtvaardigt.

4. These non-compete obligations (including related payments) will not apply if the Parties terminate the Employment Contract by mutual agreement.

5. Any breach by the Employee of this Article during the performance of the Employment Contract shall be considered by the Employer serious grounds for immediate termination of the Employment Contract without notice or indemnity in lieu of notice.

ARTIKEL 12: Niet-afwerving

De Werknemer verbindt zich ertoe gedurende de looptijd van de Overeenkomst, alsmede gedurende een periode van 24 maanden na beëindiging van de arbeidsverhouding met enige entiteit van de Otis Groep, werknemers van de Otis Groep er niet toe aan te zetten op enigerlei wijze, rechtstreeks of onrechtstreeks, hun tewerkstelling te beëindigen teneinde/met de bedoeling, rechtstreeks of onrechtstreeks, als werknemer of zelfstandige, een activiteit uit te oefenen die concurreert met die van de Otis Groep.

Elke inbreuk op dit artikel door de Werknemer tijdens de uitvoering van de Overeenkomst kan beschouwd worden als een dringende reden die de onmiddellijke beëindiging van de Overeenkomst, zonder opzeggingstermijn of -vergoeding, rechtvaardigt.

ARTICLE 12: Non-solicitation

The Employee undertakes during the period of this Employment Contract, as well as during a period of 24 months following the termination of the Employee’s employment with any entities of the Otis Group, not to incite, in any way whatsoever, directly or indirectly, employees of the Otis Group to leave their employment in order to carry on, directly or indirectly, as an employee or self-employed person, an activity that competes with that of the Otis Group.

Any violation breach of this article by the Employee during the performance of this Employment Contract shall be considered as a serious ground for immediate termination without notice or compensation in lieu of notice.

ARTIKEL 13 : Niet-denigratie

De Partijen verbinden zich er uitdrukkelijk toe zich zowel tijdens de uitvoering van de Overeenkomst als na de beëindiging ervan te onthouden van denigrerend of kritisch gedrag jegens elkaar, op welke wijze dan ook.

ARTICLE 13: Non-disparagement

The Parties explicitly agree to refrain from disparaging or denigrating each other in any way, whether during the performance of this Employment Contract or after its termination.

ARTICLE 14 : Eigendom van de Onderneming

De Werknemer verbindt zich ertoe geen bestanden en programma's te kopiëren, te installeren of te gebruiken die in strijd zijn met het auteursrecht of zonder licentie.

ARTICLE 14: Company property The Employee undertakes not to copy, install or use any files and programs with violation of the copyrights or without license.

In geval van beëindiging van de arbeidsverhouding met de Otis Groep, om welke reden dan ook, en op elk moment gedurende de arbeidsverhouding, zal de Werknemer op eerste verzoek van de Otis Groep alle aan de Otis Groep toebehorende documenten en eigendommen aan de Otis Groep teruggeven.

Indien de Werknemer echter na beëindiging van de Overeenkomst voor een entiteit van de Otis Groep blijft werken, zal huidig artikel 14 niet van toepassing, tenzij een bepaling van de Overeenkomst anders bepaald. Dit artikel zal namelijk pas van toepassing zijn wanneer de Werknemer alle functies binnen de Otis Groep heeft beëindigd.

In case of termination of the employment contract his employment with the Otis Group, for any reason, and at any moment during the employment at the first request of the Otis Group, the Employee will return all documents and employer property to the Otis Group.

Notwithstanding anything herein to the contrary, this Article 14 will not apply if the Employee continues to remain employed at an Otis Group entity upon termination of this Employment Contract and will only apply once the Employee terminates all positions he holds with the Otis Group.

ARTIKEL 15: Intellectuele Eigendom

De Werknemer draagt aan de Otis Groep definitief en voor de gehele wereld alle rechten en/of belangen over die verband houden met het resultaat van enige intellectuele activiteit, ongeacht of deze wordt uitgevoerd in het kader van de Overeenkomst of in het kader van enige andere arbeidsverhouding met de Otis Groep.

De Werknemer erkent een exemplaar te hebben ontvangen van de geldende Policy van de Otis Groep met betrekking tot intellectuele eigendom.

ARTICLE 15: Intellectual property

The Employee transfers, definitively and for the entire world, to the Otis Group every right and/or interest related to the result of every intellectual activity performed under this Employment Contract or under other employment within the Otis Group in accordance with the Otis Group policy on intellectual property.

The Employee acknowledges to have received a copy of the intellectual property policy applicable within the Otis Group.

ARTIKEL 16: Verwerking van persoonsgegevens

1. De Werkgever behandelt de persoonlijke gegevens van de Werknemer in overeenstemming met de "Otis Global Privacy Notice" die beschikbaar is op de volgende link https://www.otis.com/en/us/privacy-policy (het "Privacybeleid"). Door de Overeenkomst te ondertekenen, erkent de Werknemer de voorwaarden van het Privacybeleid te hebben gelezen en aanvaard.

2. Meer gedetailleerde informatie over het gebruik door de Otis Groep van de persoonsgegevens van de Werknemer en over alle rechten van de Werknemer op het vlak van het privéleven zijn opgenomen in het Privacybeleid.

3. Het Privacybeleid kan van tijd tot tijd worden gewijzigd. De Werknemer zal op de hoogte worden gebracht van elke wijziging in het Privacybeleid, die op de Otis-website zal meegedeeld worden.

ARTICLE 16 : Processing of personal data

1. The Employer processes the Employee’s personal data in accordance with the Otis Global Privacy Notice available at https://www.otis.com/en/us/privacy-policy (the “Privacy Policy”). By signing the Employment Contract, the Employee acknowledges that he has read and agrees to the terms of the Privacy Policy.

2. More detailed information on the Otis Group’s use of the Employee’s personal data and the Employee’s privacy rights is set out in the Privacy Policy.

3. The Privacy Policy may be amended from time to time. The Employee will be notified of any changes to the Privacy Policy, which will be posted on the company’s global website.

ARTIKEL 17: Einde van de Overeenkomst

Elke Partij kan deze Overeenkomst beëindigen overeenkomstig de bepalingen van de wet van 3 juli 1978 betreffende de arbeidsovereenkomsten, zoals die van tijd tot tijd wordt gewijzigd.

De Partijen kunnen de Overeenkomst beëindigen zonder opzeggingstermijn of opzeggingsvergoeding in geval van dringende reden.

ARTICLE 17: Termination of the Employment Contract

Either Party may terminate this Employment Contract in accordance with the provisions as determined in the Law of 3 July 1978 concerning employment agreements, as amended from time to time.

The Parties can terminate this Employment Contract without notice period or indemnity in lieu, in case of serious cause by either Party.

ARTIKEL 18 : Ontslagvergoedingen – ELG-Vertrekplan

Als lid van de ELG heeft de Werknemer in bepaalde gevallen bij de beëindiging recht op ontslagvergoedingen overeenkomstig het ELG-Vertrekplan (dit plan kan te allen tijde door Otis Worldwide Corporation worden gewijzigd). Elke bruto ontslag- of beëindigingsvergoeding die door een entiteit van de Otis Groep aan de Werknemer wordt betaald in geval van een dergelijke beëindiging zal in mindering worden gebracht op het bedrag van de ontslagvergoeding waarin het ELG-Vertrekplan voorziet.

ARTICLE 18 :Severance pay – ELG Severance Plan

As an ELG member, the Employee will be eligible to receive severance payments upon certain termination events, in accordance with the ELG Severance Plan (which plan can be amended at any time by the Otis Worldwide Corporation). Any other gross termination indemnity or severance payment paid by any Otis Group entities to the Employee upon such termination shall reduce his ELG severance amount.

ARTIKEL 19 : Policies en Procedures

De Werknemer moet zich houden aan alle, op het niveau van de Otis Groep, geldende Policies, die van tijd tot tijd kunnen worden gewijzigd.

De Werkgever hecht veel belang aan de strikte naleving van de Policies en Procedures van de onderneming. De Werknemer verklaart een exemplaar van de Policies en Procedures te hebben ontvangen en verbindt zich ertoe deze na te leven

De Werknemer erkent een kopie te hebben ontvangen van het toepasselijke arbeidsreglement van de Werkgever.

ARTICLE 19: Policies and Procedures

The Employee must comply with any applicable policies and procedures of the Otis Group, which may be modified from time to time.

The Employer attaches great importance to strict respect to the Absolutes and Corporate Policies and Procedures. The Employee acknowledges receipt of a copy of these policies and procedures and agrees to abide by them.

The Employee acknowledges to have received a copy of the work regulations applicable to the Employer.

ARTIKEL 20: Varia 1. Indien één of meerdere (delen van) artikelen van de Overeenkomst geheel of gedeeltelijk nietig of in strijd	ARTICLE 20: Miscellaneous 1. If one (or more) (part(s) of) article(s) of the Employment Contract are declared partially or totally met enige toepasselijke wettelijke of reglementaire bepaling worden verklaard, zullen de overige (delen van) artikelen door deze nietigheid niet worden aangetast en derhalve van kracht blijven.

2. Onverminderd de specifieke bepalingen terzake in de Overeenkomst, komen de partijen uitdrukkelijk overeen dat alles wat niet schriftelijk is overeengekomen, als een “accessoire” arbeidsvoorwaarde wordt beschouwd. De Werkgever heeft derhalve het recht deze “accessoire” voorwaarden eenzijdig te wijzigen of aan te passen.

3. Voor zover nodig annuleert en vervangt de Overeenkomst elk(e), schriftelijk of mondeling, overeenkomst of eenzijdig aanbod, met hetzelfde onderwerp, dat eerder tussen de Werknemer en de Werkgever bestond.

In geen geval annuleert of vervangt deze Overeenkomst (i) het Spaanse Dienstenverleningsovereenkomst zoals beschreven in de Preambule van de Overeenkomst, en (ii) enige andere overeenkomst die de Werknemer met Zardoya Otis S.A. is aangegaan in verband met de beëindiging van zijn arbeidsverhouding met Zardoya Otis S.A. ter gelegenheid van zijn benoeming tot Voorzitter van Otis EMEA.

4. De Overeenkomst is opgesteld en ondertekend in het Nederlands. De Werkgever bevestigt dat de Engelse vertaling louter ter informatie is gemaakt, daar de Nederlandse versie de officiële versie is. In geval van tegenstrijdigheden tussen de oorspronkelijke Nederlandse versie en de vrije Engelse vertaling, prevaleert de Nederlandse versie.

5. De Overeenkomst wordt beheerst door Belgisch recht.

6. De Overeenkomst kan alleen worden gewijzigd of herzien met de schriftelijke en ondertekende instemming van beide Partijen bij de Overeenkomst.

7. De Overeenkomst kan ondertekend zijn door een onbeperkt aantal tegenpartijen en elke tegenpartij moet een volledig uitgevoerde origineel vertegenwoordigen alsof het door beide Partijen ondertekend was. De afgifte van een ondertekende tegenhanger van een ondertekeningspagina van deze Overeenkomst per fax of in elektronisch formaat (bijv. ".pdf" of ".tif") geldt als de afgifte van een met de hand uitgevoerde tegenhanger van de Overeenkomst.

null or in breach of an applicable law or regulation, the other (parts of the) articles will not be affected by this nullity and will remain valid.

2. Without prejudice to the specific provisions relating to this matter in the Employment Contract, the Parties expressly agree that anything not agreed in writing is to be considered an accessory work condition. The Employer therefore has the right to modify or adapt these accessory conditions unilaterally.

3. Insofar as necessary, the Employment Contract annuls and replaces any agreement or unilateral offer, whether oral or in writing, on the same matter that existed previously between the Employee and the Employer.

This Employment Contract shall in no event annul or replace (i) the Spanish Services Contract described in the Whereas Clause of this Employment Contract, and (ii) any other agreements entered into by the Employee with Zardoya Otis S.A. in connection with the termination of his employment relationship with Zardoya Otis S.A. upon his appointment as President of Otis EMEA.

4. The present Contract has been drafted and signed in Dutch. The Employer confirms that the English translation has been made solely for information purposes, whereas the Dutch version constitutes the official version. If there is any conflict between the original Dutch version and the free English translation, the Dutch version will prevail.

5. The Employment Contract is governed by Belgian law.

6. The Employment Contract may be amended or modified only by a writing signed by the Parties to the Employment Contract.

7. This Employment Contract may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by both Parties. Delivery of an executed counterpart of a signature page to this Employment Contract by facsimile or in electronic format (e.g., ".pdf" or ".tif") shall be effective as delivery of a manually executed counterpart of this Employment Contract.

Opgemaakt op 29 januari, 2021 in twee originele exemplaren, waarvan elke Partij verklaart een exemplaar te hebben ontvangen.

Made in two counterparts, on January 29, 2021, each party acknowledging having received one.

/s/ Laurie Havanec

_____________________________

Otis Elevator Worldwide SRL

Laurie Havanec

in her capacity as EVP Chief People Officer
Otis Worldwide Corporation

/s/ Bernardo Calleja Fernández

__________________________

Bernardo Calleja Fernández*

President EMEA

(*) Wordt voorafgegaan door de vermelding "gelezen en goedgekeurd".

(*) Preface the signature with the words "read and approved”.